Exhibit 4.3

SWK HOLDINGS CORPORATION

and

Wilmington Trust, National Association

as Trustee

SECOND SUPPLEMENTAL INDENTURE

Dated as of April 6, 2026

to the Indenture dated as of October 3, 2023

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”), dated as of April 6, 2026, between SWK Holdings Corporation, a Delaware corporation (the “Company”), and Wilmington Trust, National Association, as trustee (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company and the Trustee executed and delivered an Indenture, dated as of October 3, 2023 (the “Base Indenture”), to provide for the issuance by the Company from time to time of debt securities to be issued in one or more series (the “Securities”);

WHEREAS, the Company and the Trustee executed and delivered the First Supplemental Indenture, dated as of October 3, 2023 (the “First Supplemental Indenture”, and together with the Base Indenture with respect to the Notes (as defined below) but not any other series of Securities, the “2027 Notes Indenture”) to provide for the form and terms of a series of Securities designated as the Company’s 9.00% Senior Notes due 2027 (the “Notes”);

WHEREAS, Section 9.1(b) of the Base Indenture provides that the Company and the Trustee may enter into one or more indentures supplemental to the Base Indenture, without the consent of any Holders of Securities, to add to the covenants of the Company such new covenants, restrictions, conditions or provisions for the protection of the Holders of all or any series of Securities, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions an Event of Default;

WHEREAS, the Company desires to execute this Second Supplemental Indenture to add additional covenants and an Event of Default as described in this Second Supplemental Indenture for the protection of the Holders of all series of Securities (including the Notes);

WHEREAS, the Company has requested and hereby requests that the Trustee execute and deliver this Second Supplemental Indenture;

WHEREAS, the execution and delivery of this Second Supplemental Indenture has been duly authorized by the Company and all things necessary have been done by the Company to make this Second Supplemental Indenture, when executed and delivered by the Company, a valid and binding supplement to the Base Indenture and the 2027 Notes Indenture, as applicable, and agreement of the Company; and

WHEREAS, all conditions precedent provided for in the Base Indenture relating to the execution of this Second Supplemental Indenture have been complied with.

NOW, THEREFORE, in consideration of the premises stated herein, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of all Holders of the Securities as follows:

Article 1
APPLICATION OF SECOND SUPPLEMENTAL INDENTURE; DEFINITIONS

Section 1.1    Application of Second Supplemental Indenture. Notwithstanding any other provision of this Second Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, all provisions of this Second Supplemental Indenture with specific Article numbers or Section numbers refer to Articles and Sections contained in this Second Supplemental Indenture and not the Base Indenture, the First Supplemental Indenture or any other document.

Section 1.2    Definitions. For purposes of this Second Supplemental Indenture, all capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Base Indenture. References in this Second Supplemental Indenture to the “Indenture” shall mean (i) with respect to the Notes, the 2027 Notes Indenture, as amended and supplemented by this Second Supplemental Indenture, and (ii) with respect to any other series of Securities, the Base Indenture, as amended and supplemented by this Second Supplemental Indenture.

Article 2
EVENTS OF DEFAULT

2.1 Events of Default. Section 5.1 of the Base Indenture and Section 5.1 of the First Supplemental Indenture shall hereby be amended by: (i) adding as clause (h) of Section 5.1 of the Base Indenture and Section 5.1 of the First Supplemental Indenture the following:

“(h) if, pursuant to Section 18(a)(1)(C)(ii) and Section 61 of the Investment Company Act, on the last business day of each of 24 consecutive calendar months, any class of securities shall have an asset coverage (as such term is used in the Investment Company Act) of less than 100%, giving effect to any exemptive relief granted to the Company by the Commission.”

and (ii) replacing the “.” at the end of Section 5.1(g) of the Base Indenture and Section 5.1(g) of the First Supplemental Indenture with “; or”.

Article 3
CERTAIN COVENANTS

Section 3.1 Certain Covenants. Article X of the Base Indenture shall hereby be amended by adding the following as Section 10.6 and Section 10.7:

“Section 10.6. Section 18(a)(1)(A) of the Investment Company Act. The Company hereby agrees that for the period of time during which Securities are Outstanding, the Company will not violate, whether or not it is subject to, Section 18(a)(1)(A) as modified by Section 61(a) of the Investment Company Act or any successor provisions thereto of the Investment Company Act, but giving effect, in either case, to any exemptive relief granted to the Company by the Commission.

Section 10.7. Section 18(a)(1)(B) of the Investment Company Act. The Company hereby agrees that for the period of time during which Securities are Outstanding, the Company shall not declare any dividend (except a dividend payable in stock of the Company), or declare any other distribution, upon a class of the Company’s capital stock, or purchase any such capital stock, unless, in every such case, at the time of the declaration of any such dividend or distribution, or at the time of any such purchase, the Company has an asset coverage (as defined in the Investment Company Act) of at least the threshold specified in Section 18(a)(1)(B) as modified by Section 61(a)(2) of the Investment Company Act or any successor provisions thereto of the Investment Company Act, after deducting the amount of such dividend, distribution or purchase price, as the case may be, and giving effect, in each case, to any no-action relief granted by the Commission to another business development company and upon which the Company may reasonably rely (or to the Company if it determines to seek such similar no-action or other relief) permitting the business development company to declare any cash dividend or distribution notwithstanding the prohibition contained in Section 18(a)(1)(B) as modified by Section 61(a)(2) of the Investment Company Act, in order to maintain such business development company’s status as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended.”

Article 4
MISCELLANEOUS

Section 4.1     Trust Indenture Act Controls.

If any provision hereof limits, qualifies or conflicts with another provision of the Indenture which is required to be included in the Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control. If any provision hereof limits, qualifies or conflicts with the duties imposed by Section 318(c) of the Trust Indenture Act such imposed duties shall control. If any provision of this Second Supplemental Indenture limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and govern the Indenture, such provision of the Trust Indenture Act shall control. If any provision of this Second Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Second Supplemental Indenture as such provision of the Trust Indenture Act is so modified or excluded, as the case may be.

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Section 4.2    Governing Law; Waiver of Jury Trial; Submission to Jurisdiction.

THIS SECOND SUPPLEMENTAL INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY AND THE TRUSTEE, AND EACH HOLDER OF A SECURITY BY ITS ACCEPTANCE THEREOF, IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SECOND SUPPLEMENTAL INDENTURE, THE SECURITIES, OR THE TRANSACTIONS CONTEMPLATED THEREBY.

Each of the parties hereto hereby irrevocably submits to the jurisdiction of any New York State court sitting in the Borough of Manhattan in the City of New York or any federal court sitting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to this Second Supplemental Indenture and the Securities, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts.

Section 4.3    Counterparts.

This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Second Supplemental Indenture and of signature pages that are executed by manual signatures that are scanned, photocopied or faxed or by other electronic signing created on an electronic platform (such as DocuSign) or by digital signing (such as Adobe Sign), in each case that is approved by the Trustee, shall constitute effective execution and delivery of this Second Supplemental Indenture for all purposes. Signatures of the parties hereto that are executed by manual signatures that are scanned, photocopied or faxed or by other electronic signing created on an electronic platform (such as DocuSign) or by digital signing (such as Adobe Sign), in each case that is approved by the Trustee, shall be deemed to be their original signatures for all purposes of this Second Supplemental Indenture as to the parties hereto and may be used in lieu of the original.

Anything in the Indenture or the Securities to the contrary notwithstanding, for the purposes of the transactions contemplated by the Indenture or the Securities and any document to be signed in connection with the Indenture or the Securities (including the Trustee’s certificate of authentication on the Securities, amendments, waivers, consents and other modifications, Officer’s Certificates, Company Requests, Company Orders and Opinions of Counsel and other issuance, authentication and delivery documents) or the transactions contemplated hereby may be signed by manual signatures that are scanned, photocopied or faxed or other electronic signatures created on an electronic platform (such as DocuSign) or by digital signature (such as Adobe Sign), in each case that is approved by the Trustee, and contract formations on electronic platforms approved by the Trustee, and the keeping of records in electronic form, are hereby authorized, and each shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as the case may be.

Section 4.4    Severability Clause. In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 4.5    Ratification; Conflicts.

The 2027 Notes Indenture, as supplemented by this Second Supplemental Indenture, is in all respects ratified and confirmed and this Second Supplemental Indenture shall be deemed part of the 2027 Notes Indenture in the manner and to the extent herein and therein provided. In the event that any provision of this Second Supplemental Indenture conflicts with a provision of the 2027 Notes Indenture, such provision of this Second Supplemental Indenture shall control with respect to the Notes.

The Base Indenture, as supplemented by this Second Supplemental Indenture, is in all respects ratified and confirmed and this Second Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided. In the event that any provision of this Second Supplemental Indenture conflicts with a provision of the Base Indenture, such provision of this Second Supplemental Indenture shall control.

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Section 4.6     Effectiveness.

This Second Supplemental Indenture shall become effective as of the date hereof.

Section 4.7     Trustee Makes No Representation.

The recitals and statements contained herein are made solely by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity, adequacy or sufficiency of this Second Supplemental Indenture. All rights, protections, privileges, indemnities, immunities and benefits granted or afforded to the Trustee under the Base Indenture and the 2027 Notes Indenture, as applicable, shall be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted to be taken by the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act under the Indenture.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed.

,	SWK HOLDINGS CORPORATION

	By:	/s/ Joe D. Staggs
Name: Joe D. Staggs
Title: President and Chief Executive Officer

Signature Page to Second Supplemental Indenture

,	Wilmington Trust, National Association, as Trustee, Paying Agent, Security Registrar and Transfer Agent

	By:	/s/ Nedine P. Sutton
Name: Nedine P. Sutton
Title: Vice President

Signature Page to Second Supplemental Indenture